SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

(Exact name of registrant as specified in its charter)

Michigan	01-0233346
State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Congress Street, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-85488 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.05% Notes due 2028	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered

The information in the section captioned “Description of Notes” in the Registrant’s prospectus filed with the Securities and Exchange Commission on July 22, 2002, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which prospectus relates to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-85488), as amended, is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Title

4.1	Indenture, dated as of June 15, 2002, between John Hancock Life Insurance Company (“JHLICO”) and JPMorgan Chase Bank, Trustee (filed as Exhibit 4.1 to JHLICO’s Registration Statement on Form S-3 [Reg. No. 333-85488] and incorporated herein by reference).

4.2	Supplemental Indenture, dated January 16, 2003, between JHLICO and JPMorgan Chase Bank, Trustee (filed as Exhibit 4 to JHLICO’s Form 8-K dated January 16, 2003 and incorporated herein by reference).

4.3	Second Supplemental Indenture, dated as of July 8, 2005, between JHLICO and JPMorgan Chase Bank, N.A., Trustee (filed as Exhibit 4.4 to JHLICO’s Form 8-K dated July 8, 2005 and incorporated herein by reference).

4.4	Third Supplemental Indenture, dated as of July 8, 2005, between JHLICO and JPMorgan Chase Bank, N.A., Trustee (filed as Exhibit 4.5 to JHLICO’s Form 8-K dated July 8, 2005 and incorporated herein by reference).

4.5	Fourth Supplemental Indenture, dated as of December 31, 2009, between the Company and the Bank of New York Mellon Trust Company, N.A. Trustee, successor to JPMorgan Chase Bank N.A. (filed as Exhibit 99.1 to Manulife Financial Corporation’s Form 6-K filed January 4, 2010 and incorporated herein by reference).

4.6	Form of SignatureNotesSM in global form included in Exhibit 4.1 (filed as Exhibit 4.2 to John Hancock Life Insurance Company’s Registration Statement on Form S-3 [Reg. No. 333-85488] and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

	By:	/s/ John G. Vrysen
John G. Vrysen
Its: Senior Vice President
Dated: September 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 15, 2002, between John Hancock Life Insurance Company (“JHLICO”) and JPMorgan Chase Bank, Trustee (filed as Exhibit 4.1 to JHLICO’s Registration Statement on Form S-3 [Reg. No. 333-85488] and incorporated herein by reference).

4.2	Supplemental Indenture, dated January 16, 2003, between JHLICO and JPMorgan Chase Bank, Trustee (filed as Exhibit 4 to JHLICO’s Form 8-K dated January 16, 2003 and incorporated herein by reference).

4.3	Second Supplemental Indenture, dated as of July 8, 2005, between JHLICO and JPMorgan Chase Bank, N.A., Trustee (filed as Exhibit 4.4 to JHLICO’s Form 8-K dated July 8, 2005 and incorporated herein by reference).

4.4	Third Supplemental Indenture, dated as of July 8, 2005, between JHLICO and JPMorgan Chase Bank, N.A., Trustee (filed as Exhibit 4.5 to JHLICO’s Form 8-K dated July 8, 2005 and incorporated herein by reference).

4.5	Fourth Supplemental Indenture, dated as of December 31, 2009, between the Company and the Bank of New York Mellon Trust Company, N.A. Trustee, successor to JPMorgan Chase Bank N.A. (filed as Exhibit 99.1 to Manulife Financial Corporation’s Form 6-K filed January 4, 2010 and incorporated herein by reference).

4.6	Form of SignatureNotesSM in global form included in Exhibit 4.1 (filed as Exhibit 4.2 to John Hancock Life Insurance Company’s Registration Statement on Form S-3 [Reg. No. 333-85488] and incorporated herein by reference).